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[LOGO] Aames
Financial Corporation

                                    Contact:    James Huston
                                                Investor Relations Department
                                                Aames Financial Corporation
                                                (323) 210-5311

For Immediate Release

                AAMES FINANCIAL CORPORATION HOLDS ANNUAL MEETING

              Stockholder Approve All Proposals and Elect Directors

      Los Angeles, California, November 9, 2000 - Aames Financial Corporation (NYSE: AAM), a leader in subprime home equity lending, announced that it held its 2000 Annual Meeting of Stockholders and that a quorum of stockholders, present in person or by proxy, approved all of the proposals presented at the meeting, elected directors and ratified the appointment of the Company's independent auditors.

      At the meeting, stockholders approved a proposal to amend the Company's Certificate of Incorporation to eliminate any adjustment in the conversion ratio of the Company's preferred stock that would result from a planned rights offering. Stockholders also approved a proposal to increase the number of shares of preferred stock which is designated as Series D Convertible Preferred Stock and to authorize the issuance of such stock in the planned rights offering. A proposal to amend the Company's Amended and Restated 1999 Stock Option Plan to increase the number of shares available for issuance under that plan was approved by stockholders as well.

      Steven M. Gluckstern, Mani A. Sadeghi, Adam M. Mizel and Robert A. Spass were elected by the holders of the Company's Series B Convertible Preferred Stock as Series B Directors for one-year terms expiring at the 2001 Annual Meeting. David H. Elliott and A. Jay Meyerson were elected by the holders of the Company's Common Stock and Series B Convertible Preferred Stock, voting together, as Class I Common Stock Directors for three-year terms expiring at the 2003 Annual Meeting of Stockholders.

      The appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2001 was ratified by the stockholders at the meeting.

      The Company also announced that the Board of Directors has not yet made a determination as to the effective date or record date of the Company's planned rights offering and that the Company will make further public announcement at the appropriate time regarding the effective date and record date of the planned rights offering.

      The Company announced that, following the Annual Meeting of Stockholders, the Board of Directors unanimously re-elected Steven M. Gluckstern as Chairman of the Board, Steven M. Gluckstern (Chairman), Georges C. St. Laurent, Jr. and Adam A. Mizel as members of the Compensation Committee and Georges C. St. Laurent, Jr. (Chairman) and David H. Elliott as members of the Audit and Stock Option Committees.
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      The Company will release information as to the votes cast for each of the proposals presented at the meeting as well as for the election of directors as part of its Quarterly Report on Form 10-Q for the quarter-end December 31, 2000.

      Aames Financial Corporation is a leading home equity lender, and at September 30, 2000 operated 97 retail Aames Home Loan offices and 5 wholesale loan centers nationwide.

      From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 and subsequent filings by the Company with the United States Securities and Exchange Commission.